UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 869-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2012, BNC Bancorp (the “Company”) entered into a letter agreement (the “Warrant Repurchase Agreement”) with the United States Department of Treasury (“Treasury”) pursuant to which the Company repurchased from Treasury the Company’s outstanding warrant to purchase 543,337 shares of the Company’s common stock, at an exercise price of $8.63 per share (the “Warrant”). The Warrant was issued to Treasury on December 5, 2008 in connection with the Company’s participation in the Troubled Asset Relief Program Capital Purchase Program. The Company paid an aggregate cash purchase price of $939,920 for the Warrant, which has been cancelled. The foregoing summary of the terms of the Warrant Repurchase Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Warrant Repurchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Warrant Repurchase Agreement, dated September 19, 2012, between the Company and the United States Department of Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2012

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Executive Vice President & Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

10.1	Warrant Repurchase Agreement, dated September 19, 2012, between the Company and the United States Department of Treasury.